UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 29, 2011

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Cirrus Logic, Inc. (the “Company”) was held on July 28, 2011.  At the Annual Meeting, the Company’s stockholders voted on the following proposals described in detail in the Company’s Proxy Statement, dated June 2, 2011.

Proposal One: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael L. Hackworth	36,254,298	1,157,510	20,046,201
John C. Carter	27,255,628	156,180	20,046,201
Timothy R. Dehne	37,251,034	160,774	20,046,201
Jason P. Rhode	36,366,560	1,045,248	20,046,201
Alan R. Schuele	37,227,825	183,983	20,046,201
William D. Sherman	37,247,368	164,440	20,046,201
Robert H. Smith	36,104,888	1,306,920	20,046,201
Susan Wang	36,734,734	677,074	20,046,201

Proposal Two: Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year Ending March 31, 2012.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
55,897,730	1,460,720	99,559	0

Proposal Three: Approval, by non-binding vote, of the compensation of the Company’s Named Executive Officers as described in the proxy statement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
35,006,356	433,524	1,971,928	20,046,201

Proposal Four: Recommendation, by non-binding vote, on the frequency of future shareholder advisory votes on the compensation of the Company’s Named Executive Officers.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
22,453,402	288,377	12,695,735	1,974,294	20,046,201

A majority of the shares cast were in favor of holding an annual non-binding, advisory vote regarding Named Executive Officer compensation.  Based on the result of this vote, our Board of Directors has decided to hold future stockholder advisory votes on Named Executive Officer compensation on an annual basis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

July 29, 2011	By:	Gregory S. Thomas

Name: Gregory S. Thomas
Title: General Counsel